Exhibit 5.1

November 18, 2021	48012.00004

AvidXchange Holdings, Inc.

1210 AvidXchange Lane

Charlotte, NC 28206

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to AvidXchange Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-8 to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) to effect registration for resale under the Securities Act of 1933, as amended (the “Securities Act”), on behalf of the selling stockholders described in the reoffer prospectus (the “Reoffer Prospectus”) included in the Registration Statement, of up to an aggregate of 4,749,374 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), issued or issuable pursuant to the AvidXchange, Inc. 2010 Stock Option Plan (as amended, the “2010 Plan”), the AvidXchange, Inc. 2017 Amendment and Restatement of the 2010 Stock Option Plan (as amended, the “2017 Plan”), the AvidXchange, Inc. Equity Incentive Plan (as amended, the “2020 Plan”), or the AvidXchange Holdings, Inc. 2021 Long Term Incentive Award Plan (the “2021 Plan” and, collectively with the 2010 Plan, the 2017 Plan, and the 2020 Plan, the “Plans”).

As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including, without limitation:

(i)	the Registration Statement;

(ii)	the Reoffer Prospectus;

(iii)	the Restated Certificate of Incorporation of the Company, as amended from time to time, as certified as of November 18, 2021 by the Secretary of State of the State of Delaware;

(iv)	the Amended and Restated Bylaws of the Company as presently in effect, as certified by an officer of the Company on November 18, 2021;

(v)

the Plans and the forms of award agreements related thereto that were attached as exhibits to the Registration Statement or otherwise incorporated by reference into the exhibits of the Registration Statement;

(vi)

a certificate of the Secretary of State of the State of Delaware certifying as to the incorporation and good standing of the Company under the laws of the State of Delaware as of November 18, 2021 (the “Good Standing Certificate”); and

AvidXchange Holdings, Inc.

November 18, 2021

(vii)

the resolutions adopted by the board of directors of the Company and by the stockholders of the Company regarding the Plans and other matters related thereto, as certified by an officer of the Company on November 18, 2021.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth in this opinion letter.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity, competency and authority of all individuals executing documents; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter, and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that (i) the Shares that are currently outstanding have been validly issued and are fully paid and nonassessable and (ii) the Shares that are issuable under the Plans, when issued and sold in accordance with the Plans and the applicable award agreements or forms of instrument evidencing purchase rights thereunder (including the receipt by the Company of the full consideration therefor), will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date of this opinion letter. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation. We express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities of the Company could cause the awards currently outstanding under the Plans to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

AvidXchange Holdings, Inc.

November 18, 2021

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely in connection with the preparation and filing of the Registration Statement, including the Reoffer Prospectus. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Reoffer Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP